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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of ICO Global Communications (Holdings) Limited ("Company") on Form 10-Q for the period ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof ("Report"), J. Timothy Bryan, Chief Executive Officer of the Company (principal executive officer) and Michael P. Corkery, Executive Vice President, Chief Financial Officer (principal financial and accounting officer), each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

  (1)
  The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ J. TIMOTHY BRYAN J. Timothy Bryan Chief Executive Officer (principal executive officer) May 12, 2008	/s/ MICHAEL P. CORKERY Michael P. Corkery Executive Vice President, Chief Financial Officer (principal financial and accounting officer) May 12, 2008

        A signed original of this written statement has been provided to ICO Global Communications (Holdings) Limited and will be retained by ICO Global Communications (Holdings) Limited and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002